Greektown Superholdings, Inc. 8-K
Exhibit 99.1

FOR IMMEDIATE RELEASE

January 18, 2012

Greektown Superholdings, Inc. Announces Marketing Alliance with Tropicana Las Vegas, Inc.

Provides Fourth Quarter 2011 Guidance

DETROIT, January 18, 2012 – Greektown Superholdings, Inc. (“Greektown”) today announced a marketing alliance with Tropicana Las Vegas, Inc. (“Tropicana Las Vegas”). The agreement, effective immediately, aligns Greektown with one of the best-known brands in the gaming and hospitality industry in the world, and affords its guests expanded player’s club offers and benefits with exciting gaming opportunities at the newly transformed Tropicana Las Vegas.

Tropicana Las Vegas recently completed a $180 million transformation which provides guests with a true resort experience. Its South Beach-inspired changes include all-new, best-in-class rooms and suites, a fresh redesign of the casino, the conference center and exhibition hall, several new restaurants and bars, a new poker room, and a state-of-the-art race and sports book, a new beach club and nightclub, and a new spa and fitness center.

Highlights of the agreement between Greektown and Tropicana Las Vegas include:

•	Travel/lodging amenities
•	Entertainment packages
•	Expanded player rewards

This alliance follows Greektown’s completion of numerous renovations, including the Super Pit table games area, The Fringe video poker and sports bar, and a new first floor promotions area, cage and club booth. In addition, Greektown recently unveiled Asteria, a new bar/lounge and entertainment facility on the first floor of the casino, which also includes a quick-service food and beverage outlet. In 2012, the company will break ground on an 850-car valet facility that is expected to open the first quarter of 2013, subject to obtaining the required financing and regulatory approval.

“Our goal is to bring new levels of service and amenities to our guests,” said Michael Puggi, president and chief executive officer of Greektown. “By aligning ourselves with Tropicana Las Vegas and enhancing the quality of our property through remodeling efforts, we are demonstrating our continued commitment to offering our guests a top-notch gaming and entertainment experience. These initiatives, as well as those planned for 2012 and beyond, are designed to give our guests more reasons to choose Greektown.”

Fourth Quarter 2011 Guidance

Greektown also reported estimated revenue results for its fourth quarter ended December 31, 2011. Estimated unaudited net revenues were $83.9 million, a 4.7% increase over fourth quarter 2010 net revenues of $80.1 million. The increase was attributable to higher net revenues in both November and December 2011 compared to the same months a year ago, with net revenues for December 2011 the highest of any December since 2006.

Based on these revenue results, the company estimates a fourth quarter net loss of $6.0 million to $6.5 million, compared to a net loss of $6.0 million a year ago. EBITDA(1) is anticipated to range between $18.2 million and $18.7 million for the fourth quarter of 2011, compared to $19.9 million in the same quarter of 2010. Fourth quarter 2010 EBITDA included income of $3.4 million related to a property tax settlement agreement which retroactively reduced the company’s property tax basis. Estimates of fourth quarter 2011 performance are subject to any necessary adjustments arising from the finalization and audit of the company’s financial statements.

Greektown will issue final fourth quarter and full year 2011 financial results on March 30, 2012.

 (1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Reconciliation of net loss to EBITDA is attached to this release. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.

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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as the International Buffet, Eclipz Lounge, Shotz Sports Bar & Grill, Bistro 555 and an exclusive VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, general economic and business conditions, competitive conditions (including the opening of new casinos and the potential legalization of Internet gambling in the United States), adjustments arising from the finalization and audit of the company’s 2011 financial statements, and ability to service indebtedness, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Greektown. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:

Greektown Superholdings, Inc.
Lloryn Love
313-223-2999, ext. 5455
llove@greektowncasino.com

Investor Contact:

Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President and Chief Financial Officer
313-223-2999, ext. 5458
gtomaszewski@greektowncasino.com

Greektown Superholdings, Inc.
Reconciliation of Estimated Net Loss to EBITDA(1)
(In Millions)

	Three Months Ended December 31,
	2011		2010
	Estimated Range

Net (loss)	$(6.5)	$(6.0)	$(6.0)
Interest expense	14.1	14.1	14.1
Income tax expense	2.2	2.2	1.6
Depreciation and amortization	8.4	8.4	10.2
EBITDA (1)	$18.2	$18.7	$19.9	(2)

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.

(2) EBITDA for the quarter ended December 31, 2010 included income of $3.4 million related to a property tax settlement agreement which retroactively reduced the company’s property tax basis.